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                                                                   EXHIBIT 10.4





                            UNITED STATES OF AMERICA
                                   BEFORE THE
                          OFFICE OF THRIFT SUPERVISION


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                                    )
In the Matter of                    )       Order No.: CN 09-35
                                    )
                                    )
PVF CAPITAL CORP.                   )       Effective Date:  October 19, 2009
                                    )
Solon, Ohio                         )
OTS Docket No. H1810                )
                                    )
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                            ORDER TO CEASE AND DESIST
                            -------------------------

         WHEREAS, PVF Capital Corp., Solon, Ohio, OTS Docket No. H1810 (Holding Company), by and through its Board of Directors (Board), has executed a Stipulation and Consent to Issuance of an Order to Cease and Desist (Stipulation); and

         WHEREAS, the Holding Company, by executing the Stipulation, has consented and agreed to the issuance of this Order to Cease and Desist (Order) by the Office of Thrift Supervision (OTS) pursuant to 12 U.S.C. ss. 1818(b); and

         WHEREAS, pursuant to delegated authority, the OTS Regional Director for the Central Region (Regional Director) is authorized to issue Orders to Cease and Desist where a savings and loan holding company has consented to the issuance of an order.

         NOW, THEREFORE, IT IS ORDERED THAT:

CEASE AND DESIST.
----------------

1. The Holding Company and its directors, officers, employees, and agents shall cease and desist from any action (alone or with another or others) for or

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toward causing, bringing about, participating in, counseling or the aiding and abetting in the unsafe or unsound practices that resulted in operating the Holding Company with an inadequate level of capital protection for the volume, type, and quality of assets held by the consolidated Holding Company.


CAPITAL PLAN.
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2.      (a)     By October 31, 2009, the Board shall adopt and submit to
        the Regional Director, for review and comment, a detailed written plan for enhancing the consolidated capital and earnings of the Holding Company (Capital Plan). The Capital Plan shall cover the period beginning with the quarter ending September 30, 2009 through the quarter ending December 31, 2011. At a minimum, the Capital Plan shall include:

                (i) establishment of a minimum tangible capital ratio of tangible equity capital to total tangible assets commensurate with the Holding Company's consolidated risk profile;

                (ii) specific plans to reduce the risks to the Holding Company from its current debt levels and debt servicing requirements;

                (iii) operating strategies to achieve net income levels that will result in profitability and adequate debt service throughout the term of the Capital Plan;

                (iv) quarterly cash flow projections for the Holding Company on a stand alone basis through calendar year-end December 31, 2011 that identify both the sources of funds and the expected uses of funds ithout reliance on dividends from the Holding Company's wholly-owned savings association;

                (v) detailed quarterly pro forma consolidated and unconsolidated Holding Company balance sheets and income statements for the period beginning with the quarter ending September 30, 2009 through the quarter ending December 31, 2011 that reflect maintenance throughout
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                        the period of the Board established minimum tangible
                        equity capital ratio;

                (vi) detailed scenarios to stress-test the consolidated minimum capital targets based on continuing operating results, economic conditions and risk profile of consolidated assets; and

                (vii) detailed descriptions of all relevant assumptions and projections and the supporting documentation for all relevant assumptions and projections.

        (b) Within thirty (30) days after receiving written comments, if any, from the Regional Director, the Board shall revise and adopt the Capital Plan based upon such comments. Immediately thereafter, the Holding Company shall implement and comply with the Capital Plan. Within five (5) days of Board approval of the Capital Plan, the Holding Company shall send a copy of the Capital Plan to the Regional Director.

        (c) Once the Capital Plan is implemented, the Holding Company shall operate within the parameters of its Capital Plan. Any proposed material deviations from or changes to the Capital Plan shall be submitted for the prior, written non-objection of the Regional Director. Requests for any material deviations or changes must be submitted at least thirty
        (30) days before a proposed deviation or change is implemented.

        (d) The Holding Company shall notify the Regional Director regarding any material event affecting or that may affect the balance sheet, capital, or the cash flow of the Holding Company within five (5) business days after such event.

3.      (a)     On a quarterly basis, beginning with the quarter ending December
        31, 2009, the Board shall review a written report that compares projected operating results contained within the Capital Plan to actual results (Capital Plan Variance Report). The Board shall review each

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        Capital Plan Variance Report and address external and internal risks that may affect the Holding Company's ability to successfully implement the Capital Plan. This review shall include, but not be limited to, adverse scenarios relating to asset or liability mixes, interest rates, staffing levels and expertise, operating expenses, marketing costs, and economic conditions in the markets where the Holding Company is operating. The Board's review of each Capital Plan Variance Report and assessment of the Holding Company's compliance with the Capital Plan shall be fully documented in the appropriate Board meeting minutes.

        (b) Within sixty (60) days after the close of each quarter beginning with the quarter ending December 31, 2009, the Board shall provide the Regional Director with a copy of each Capital Plan Variance Report.


DIVIDENDS.
---------

4. Effective immediately, the Holding Company shall not declare, make, or pay any cash dividends or other capital distributions or purchase, repurchase or redeem or commit to purchase, repurchase, or redeem any Holding Company equity stock without the prior written non-objection of the Regional Director. This provision shall not apply to immaterial capital stock redemptions that arise in the normal course of the Holding Company's business in connection with its stock-based compensation plans. The Holding Company shall submit its written request for non-objection to the Regional Director at least forty-five (45) days prior to the anticipated date of the proposed dividend, capital distribution, or stock transaction. The written request for such notice of non-objection shall:
(a) contain current and pro forma projections regarding the Holding Company's capital, asset quality, and earnings; and (b) address compliance with the Capital Plan required by Paragraph 2 of this Order.

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DEBT RESTRICTIONS.
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5.      Effective immediately, the Holding Company shall not, directly or indirectly, incur, issue, renew, roll over, or increase any debt or commit to do so without the prior written non-objection of the Regional Director. The Holding Company shall submit its written request for non-objection to the Regional Director at least forty-five (45) days prior to the anticipated date of the proposed debt transaction. The Holding Company's written requests for Regional Director non-objection to engage in such debt transactions, at a minimum, shall:
(a) describe the purpose of the proposed debt; (b) set forth and analyze the terms of the proposed debt and covenants; (c) analyze the Holding Company's current cash flow resources available to satisfy such debt repayment; and (d) set forth the anticipated source(s) of repayment of the proposed debt. For purposes of this Paragraph of the Order, the term "debt" includes, but is not limited to loans, bonds, cumulative preferred stock, hybrid capital instruments such as subordinated debt or trust preferred securities, and guarantees of debt. For purposes of this Paragraph of the Order, the term "debt" does not include liabilities incurred in the ordinary course of business to acquire goods and services and that are normally recorded as accounts payable under generally accepted accounting principles.

TRANSACTIONS WITH AFFILIATES.
----------------------------

6. Effective immediately, the Holding Company shall not engage in transactions with any subsidiary or affiliate without the prior written non-objection of the Regional Director, except: (a) exempt transactions under 12 C.F.R. Part 223; and (b) intercompany cost-sharing transactions identified in executed written agreements between the parties. The Holding Company shall provide thirty (30) days advance written notice to the Regional Director of any proposed affiliate transaction and shall include a full description of the transaction.

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SEVERANCE AND INDEMNIFICATION PAYMENTS.
--------------------------------------

7. Effective immediately, the Holding Company shall not make any golden parachute payment(1) or any prohibited indemnification payment(2) unless, with respect to each such payment, the Holding Company has complied with the requirements of 12 C.F.R. Part 359.

DIRECTORATE AND MANAGEMENT CHANGES.
----------------------------------

8. Effective immediately, the Holding Company shall comply with the prior notification requirements for changes in directors and Senior Executive Officers(3) set forth in 12 C.F.R. Part 563, Subpart H.

EMPLOYMENT CONTRACTS AND COMPENSATION ARRANGEMENTS.
--------------------------------------------------

9. Effective immediately, the Holding Company shall not enter into, renew, extend, or revise any contractual arrangement related to compensation or benefits with any director or Senior Executive Officer of the Holding Company, unless it first provides the Regional Director with not less than thirty (30) days prior written notice of the proposed transaction. The notice to the Regional Director shall include a copy of the proposed employment contract or compensation arrangement, or a detailed written description of the compensation arrangement to be offered to such director or officer, including all benefits and perquisites. The Board shall ensure that any contract, agreement, or arrangement submitted to the Regional Director fully complies with the requirements of 12 C.F.R. Part 359.

COMPLIANCE COMMITTEE AND PROGRESS REPORTS.
-----------------------------------------
10. Within thirty (30) days, the Board shall appoint a committee of three (3) or more directors to monitor and coordinate the Holding Company's compliance with the Order (Compliance Committee). The Compliance Committee may be an existing

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(1) The term "golden parachute payment" is defined at 12 C.F.R. ss. 359.1(f).
(2) The term "prohibited indemnification payment" is defined at 12 C.F.R. ss. 359.1(l).
(3) The term "Senior Executive Officer" is defined at 12 C.F.R. ss.
    563.555.

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Board Committee that meets the criteria of this provision. The Committee shall be comprised of independent(4) directors.

11. Within forty-five (45) days of the end of each quarter beginning with the quarter ending December 31, 2009, the Compliance Committee shall provide a written progress report to the Board, describing the actions taken by the Holding Company to comply with each provision of this Order and the results of those actions. The Board's consideration of the Compliance Committee's progress report for the period, including comments and questions concerning the progress report and additional actions taken or directed by the Board, shall be reflected in the minutes of the Board's meetings.

12. Within sixty (60) days of the end of each quarter, beginning with the quarter ending December 31, 2009, a copy of the progress report for the period with any revisions or comments by the Board shall be provided to the Regional Director.

EFFECTIVE DATE, INCORPORATION OF STIPULATION.
--------------------------------------------

13. This Order is effective on the Effective Date as shown on the first page. The Stipulation is made a part hereof and is incorporated herein by this reference.

DURATION.
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14.     This Order shall remain in effect until terminated, modified, or suspended by written notice of such action by the OTS, acting by and through its authorized representatives.

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(4) For this purpose the term "independent" means that the director is not: (1) a current or former officer or employee of the Holding Company or of an affiliate or service provider of the Holding Company; (2) a member of the immediate family (defined in 12 C.F.R. ss. 561.24) of a director, officer or employee of the Holding Company or its affiliates; (3) a controlling person of the Holding Company as defined in 12 C.F.R. ss. 561.14; (4) does not have outstanding extensions of credit from the Holding Company or its affiliates except for loans secured by a lien on the borrower's primary residence, and (5) and has not served as a consultant, advisor, service provider, underwriter, or legal counsel to the Holding Company or its affiliates.

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TIME CALCULATIONS.
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15.     Calculation of time limitations for compliance with the terms of this
Order run from the Effective Date and shall be based on calendar days, unless otherwise noted.

16. The Regional Director, or an OTS authorized representative, may extend any of the deadlines set forth in the provisions of this Order upon written request by the Holding Company that includes reasons in support for any such extension. Any OTS extension shall be made in writing.


SUBMISSIONS AND NOTICES.
-----------------------

17. All submissions, including any reports, to the OTS that are required by or contemplated by this Order shall be submitted within the specified timeframes.

18. Except as otherwise provided herein, all submissions, requests, communications, consents, or other documents relating to this Order shall be in writing and sent by first class U.S. mail (or by reputable overnight carrier, electronic facsimile transmission, or hand delivery by messenger) addressed as follows:

        (a)     TO THE OTS:

                Regional Director
                Office of Thrift Supervision
                One South Wacker Drive, Suite 2000
                Chicago, Illinois  60606
                Facsimile: (312) 917-5001

         (b)    TO THE HOLDING COMPANY:

                Chairman of the Board
                PVF Capital Corp.
                30000 Aurora Road
                Solon, Ohio  44139-2728
                Facsimile: (440) 914-3916

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NO VIOLATIONS AUTHORIZED.
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19.     Nothing in this Order or the Stipulation shall be construed as allowing the Holding Company, its Board, officers, or employees to violate any law, rule, or regulation.



IT IS SO ORDERED.

                                        OFFICE OF THRIFT SUPERVISION



                                        By: /s/ Daniel T. McKee
                                            ------------------------------------
                                            Daniel T. McKee
                                            Regional Director, Central Region

                                            Date: See Effective Date on page 1